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                         TRANSITIONAL SERVICE AGREEMENT

This Transitional Services Agreement, dated as of ______________ ("Agreement") is made and entered into by and between Principal Mutual Life Insurance Company, an Iowa mutual life insurance company ("Mutual"), Principal Health Care, Inc. an Iowa corporation ("Principal"), Coventry Corporation, a Tennessee Corporation ("Coventry") and Coventry Health Care, Inc., a Delaware Corporation ("Newco") with reference to the following facts:

                                    PREMISES

A. On or about December __, 1997, Newco, Mutual, Coventry and Principal executed a Capital Contribution and Merger Agreement (effective as of November 3, 1997, amending and restating the Capital Contribution and Share Exchange Agreement dated November 3, 1997) ("Merger Agreement") and pursuant to which Principal will contribute certain assets ("Assets") and Mutual will contribute certain health insurance business to Newco, and the shareholders of Coventry will exchange their shares for shares of Newco (the "Transaction").

B. Currently, certain administrative functions for the Assets are performed for Principal by Mutual in Des Moines, Iowa.

C. Coventry and Newco desire to engage Mutual for a transitional period of time, to furnish other services and perform certain functions necessary for the operation of the Assets until those services and functions can be transitioned to Newco's administrative systems; and Mutual desires to accept such transitional engagement in accordance with the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the above premises and the promises, covenants, conditions, representations, and warranties exchanged by the parties hereinbelow, Mutual, Principal, Coventry and Newco hereby agree as follows:

                                   ARTICLE 1.
                           RESPONSIBILITIES OF MUTUAL

1.1 Services and Support. During the term of this Agreement, Mutual, through its employees, affiliates, or employees of its affiliates, shall be responsible for furnishing the services described in Exhibit A attached hereto ("Services").

1.2 Cooperation. During the entire Term, Mutual will maintain an effective liaison and cooperative working relationship with Newco and its staff to ensure the orderly transition from administrative systems and processes currently used by Principal in its operations to administrative systems and processes utilized by Newco through the provisions of the services described in this Agreement, any services directly related to, reasonably incidental to, or in furtherance of completion of such services, and any extraordinary services as mutually agreed to by Mutual and Newco.


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1.3 Termination of Intercompany Agreements. Before or as of the closing of the
Merger Agreement, Mutual shall terminate, or shall direct the termination of, any agreements, arrangements, or commitments between Mutual, on the one hand, and Principal or any Principal subsidiaries on the other hand. As of the closing of the Merger Agreement, neither Principal nor any Principal subsidiaries shall have any further or continuing obligations or amounts owed to Mutual in respect of past or future services or support furnished or required to be furnished under such agreements, arrangements, or commitments.

                                   ARTICLE 2.
                     RESPONSIBILITIES OF COVENTRY AND NEWCO

2.1 Administration of the Assets. Subsequent to the closing, Newco shall be responsible and accountable for administration of the Assets and shall retain overall and ultimate responsibility, supervision, and control of the administration of such plans and products.

2.2 Cooperation; Exchange Information. During the term of this Agreement, Coventry or Newco will maintain an effective liaison and cooperative working relationship with Mutual and its staff to ensure a smooth transition of services and a consistency in the level of services required to be furnished by Mutual. Coventry or Newco shall provide Mutual with all relevant information reasonably necessary for Mutual to perform the services required of it under this Agreement, including, without limitation, information concerning the Assets.

                                   ARTICLE 3.
                                  COMPENSATION

3.1 Compensation. In consideration of the services to be performed by Mutual under this Agreement, Coventry or Newco shall compensate Mutual as described in Exhibit B attached hereto. To the extent that Services provided are increased or decreased materially from those described in Exhibit A, the parties agree to negotiate in good faith to establish appropriate compensation for the Services provided.

                                   ARTICLE 4.
                              TERM AND TERMINATION

4.1 Term. The term of this Agreement shall commence on closing of the Merger Agreement and shall continue through ___________________ ("Term").

4.2 Termination. This Agreement may be terminated prior to the expiration of the Term only as follows:

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         (a) Mutual Consent. This Agreement may be terminated at any time upon the mutual consent of Mutual and Newco.

         (b) Newco's Unilateral Termination. Newco shall have the unilateral right to terminate this Agreement upon thirty (30) days prior written notice to Mutual.

                                   ARTICLE 5.

                            MISCELLANEOUS PROVISIONS

5.1 Notices. Any and all notices, requests, consents, demands, or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by United States registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally by commercial courier; (iii) on the second following business day, if sent by United States Express Mail or overnight courier, in each case to the parties at the following addressees (or at such other addresses as shall be specified by like notice) with postage or delivery charges prepaid; or (iv) upon the date reflected on a fax confirmation from the transmitting fax machine, if sent by facsimile transmission and delivery of the facsimile transmission is confirmed telephonically within one (1) business day, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile number as shall be specified by like notice) with applicable postage or delivery charges prepaid:

If to Newco:

Dale Wolf
Coventry Health Care, Inc.
53 Century Boulevard
Nashville, Tennessee  37214
Telecopy Number:

With a copy to:

Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
2700 First American Center
Nashville, Tennessee  37238
Telecopy Number: (615) 742-6298

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If to Mutual:

Mark Movic
Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa  50392
Telecopy Number:  (515) 247-0130

With a copy to:

Thomas M. Farah, Esq.
Epstein, Becker & Green, P.C.
1227 25th Street, N.W., Suite 700
Washington, D.C.  20037
Telecopy Number:  (202) 296-2882

and

Karen E. Shaff, Esq.
Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa  50392
Telecopy Number:  (515) 248-3011

If to Coventry:

Dale Wolf
Coventry Health Care, Inc.
53 Century Boulevard
Nashville, Tennessee  37214
Telecopy Number:

With a copy to:

Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
2700 First American Center
Nashville, Tennessee  37238
Telecopy Number: (615) 742-6298

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If to Principal:

Kenneth J. Linde
Principal Health Care, Inc.
6705 Rockledge Drive
Suite 100
Bethesda, Maryland  20817
Telecopy Number:

With a copy to:

Thomas M. Farah, Esq.
Epstein, Becker & Green, P.C.
1227 25th Street, N.W., Suite 700
Washington, D.C.  20037
Telecopy Number:  (202) 296-2882

and

Robert J. Mrizek, Esq.
Principal Health Care, Inc.
6705 Rockledge Drive
Suite 100
Bethesda, MD  20817
Telecopy Number:  (301) 493-0743

5.2 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the Laws of the State of Iowa and of the United States.

5.3 Integrated Agreement. This Agreement, together with the exhibits and schedules hereto, constitute the final written integrated expression of all of the agreements between the parties respecting the matters addressed herein. This Agreement supersedes all prior or contemporaneous, written or oral, memoranda, arrangements, contracts or understandings between the parties hereto relating to the subject matter hereof.

Any representations, promises, warranties, or statements made by any party which differ in any way from the terms of this Agreement shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between them related in any way to the matters herein contained unless specifically included or referred to herein.

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5.4 Severability. In the event that any provision in this Agreement shall be found to be invalid, illegal, or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

5.5 Amendment. No amendment, modification, or addition to this Agreement shall be valid unless expressly set forth in a dated, written instrument which has been signed by all the parties.

5.6 Waivers. No Waiver of compliance with any term, provision, or condition of this Agreement and no consent provided for herein shall be effective unless evidenced by a dated written instrument executed by the party against whom enforcement is sought. No waiver of any provisions hereof shall be construed as a further or continuing waiver of such provision or any other provision hereof.

5.7 Successors and Assigns. No party may assign this Agreement or any rights hereunder, whether voluntary, involuntary, or by operation of law, except with the prior written consent of the other parties. Subject to the foregoing limitations, this Agreement shall be binding upon the parties hereto and their respective successors, successors-in-interests, transferees, and assigns.

5.8 Construction. This Agreement has been drafted with the joint participation of each of the parties hereto and shall be construed to be neither against nor in favor of any party hereto, but rather in accordance with the fair meaning hereof.

5.9 Section Headings. The section and article headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall be considered one and the same agreement.

             [Remainder of page left blank. Signature Page follows.]

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                  IN WITNESS WHEREOF, Mutual, Principal, Coventry and Newco have executed this Agreement on the date set forth below.

                                    PRINCIPAL HEALTH CARE, Inc.
                                    an Iowa corporation

                                    By:
                                        ----------------------------
                                    Title:
                                          --------------------------

                                    PRINCIPAL MUTUAL LIFE
                                    INSURANCE COMPANY
                                    an Iowa corporation

                                    By:
                                        ----------------------------
                                    Title:
                                          --------------------------

                                    COVENTRY CORPORATION
                                    a Tennessee corporation

                                    By:
                                        ----------------------------
                                    Title:
                                          --------------------------

                                    COVENTRY HEALTH CARE, INC.
                                    a Delaware corporation

                                    By:
                                        ----------------------------
                                    Title:
                                          --------------------------




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                              EXHIBIT A - SERVICES

                                   CHECK WRITE
                                 CLAIM SCANNING
                               PAYROLL PROCESSING
                           HR/BENEFITS ADMINISTRATION


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                                    EXHIBIT B

                                  COMPENSATION

         The parties shall negotiate in good faith compensation for the Services provided.